PS&Co. Padgett Stratemann

September 2, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Applied Nanotech Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K filed on September 2, 2014 and we agree with such statements concerning our firm.

Padgett, Stratemann & Co., L.L.P.

Padgett, Stratemann & Co., LLP

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